Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), is entered into on January __, 2021 by and between LegalSimpli Software, LLC, a Puerto Rico limited liability company (the “Company”) and Conversion Labs PR, LLC, a Puerto Rico limited liability company (the “Holder”).

WHEREAS, Holder is the legal and beneficial owner of that certain amended and restated promissory note dated May 8, 2019 (the “Note”) issued by the Company to the Holder with an outstanding balance of $375,823.17(the “Outstanding Balance”); and

WHEREAS, the Company desires to extinguish the Note, and

WHEREAS, the Holder is willing to accept, membership interests in the Company in the amount of 37,531 membership interests, equivalent to the Outstanding Balance (the “Membership Interests”), in full payment and satisfaction of the Note (the “Exchange”).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Exchanges.

(a)	Closing. On the Closing Date (as set forth below), the Company shall issue to the Holder the Membership Interests.

(b)	Closing Procedures. The closing of the Exchange contemplated hereunder shall take place within 2 days of the date of execution hereof (the “Closing Date”) or such other date as mutually agreed by the parties hereto. On the Closing Date, the following shall take place:

i.	The Company shall deliver to the Holder a revised schedule of membership interest memorializing the Exchange.

ii.	The Company shall deliver to the Holder a resolution of the members of the Company authorizing and approving the Exchange.

Promptly following confirmation of the occurrence of the steps described in 1.b.)i.) above, Holder shall surrender the Note to the Company.

2.	Additional Documents. The Company agrees to take such further action (including, without limitation, action on the part of its counsel) and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the opinion of the Holder or its counsel, necessary to carry out the terms and conditions of this Agreement.

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3.	Effective Date and Counterpart Signature. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

4.	Representations and Warranties of the Holder.

(a)	Organization: Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Holder. This Agreement, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b)	Investment Experience. The Holder either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Exchange and make an informed decision to so invest, and has so evaluated the risks and merits of the Exchange.

(c)	Absence of General Solicitation. The Holder is not accepting the Exchange as a result of any advertisement, article, notice or other communication regarding the Membership Interests published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)	No Conflicts: Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Holder is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Holder is a party.

(e)	Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required on the part of the Holder for the valid authorization, execution, delivery and performance by the Holder of this Agreement and the consummation of the transactions contemplated hereby.

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5.	Representations and Warranties of the Company.

(a)	Organization: Authority. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, and other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Company. This Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b)	No conflicts: Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignee is a party.

(c)	Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required on the part of the Company for the valid authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

(d)	No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, alter or delay the transaction contemplated hereby.

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6.	Governing Law: Submission to Jurisdiction. The Company and the Holder each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the courts located in New York; provided, however, the Holder may, at the Holder’s sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with New York law. The Company and the Holder each hereby consents to the exclusive jurisdiction and venue of any territory or federal court having its situs in said jurisdiction, and each waives any objection based on forum non conveniens. The Company hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Company, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Company and the Holder hereunder shall be governed, construed and interpreted in accordance with the laws of New York without reference to conflict of laws principles.

7.	Amendments. No provision hereof may be waived or modified other than by an instrument in writing signed by both parties.

8.	Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

LEGALSIMPLI SOFTWARE, LLC,

By:
Name:	Sean Fitzpatrick
Title:	President

HOLDER:

CONVERSION LABS PR LLC,

By:
Name:	Justin Schreiber
Title:	President

[Signature Page to Conversion Labs PR, LLC – LegalSimpli Software, LLC Exchange Agreement]